Exhibit 23.2

Baker Tilly US, LLP
18500 Von Karman Avenue, 10th Flr.
Irvine, CA 92612
United States of America

T: +1 (949) 222-2999
F: +1 (949) 222-2289

bakertilly.com

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 filed on February 14, 2023 of Assure Holdings Corp. of our report dated March 11, 2022 relating to the consolidated financial statements of Assure Holdings Corp., incorporated by reference in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts”.

Irvine, California

February 14, 2023